UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2011

PEOPLESTRING CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	333-163290	90-0436540
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

157 Broad Street, Suite 109 Red Bank, NJ 07701
(Address of principal executive offices)

(732) 741-2840
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 23, 2011 (the “Closing Date”), pursuant to a securities purchase agreement, dated May 18, 2011 (the “Securities Purchase Agreement”), PeopleString Corporation (hereinafter referred to as the “Company,” “we,” “us” or “our”) completed the closing of an offering of our securities (the “Offering”) for total subscription proceeds of One Million Two Hundred Thousand Dollars ($1,200,000) through the issuance of 2,400,000 shares of our common stock at a price of $0.50 per share (the “Purchased Shares”) to certain accredited investors (the “Investors”).

In connection with the issuance of the Purchased Shares, we also issued to the Investors Series A warrants (the “Series A Warrants”) to purchase fully paid and nonassessable shares of common stock, Series B warrants (the “Series B Warrants”) to purchase fully paid and nonassessable shares of common stock, and Series C Warrants (the “Series C Warrants” and collectively with the Series A Warrants and the Series B Warrants, the “Warrants”) to purchase fully paid and nonassessable shares of common stock.  The initial exercise price of the Series A Warrants is $0.70 per share, with a term of exercise equal to five (5) years from the Closing Date and exercisable into shares of common stock equal to 50% of the Purchased Shares. The initial exercise price of the Series B Warrants is $0.50 per share, with a term of exercise equal to eighteen (18)  months from the Closing Date and exercisable into shares of common stock equal to 100% of the Purchased Shares. The initial exercise price of the Series C Warrants is $0.70 per share, with a term of exercise equal to five (5) years from the Closing Date, which vest proportionally upon the exercise of the Series B Warrants, and exercisable into shares of common stock equal to 50% of the Purchased Shares.

The number of shares of common stock to be received upon the exercise of the Warrants (the “Warrant Shares”) and the exercise price of the Warrants are subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the common stock that occur after the Closing Date.

In connection with the Offering, we granted the Investors registration rights pursuant to a registration rights agreement, dated May 18, 2011 (the “Registration Rights Agreement”). The Company is required to file a registration statement in order to register the Purchased Shares and the Warrant Shares. Pursuant to the terms of the Registration Rights Agreement, we are required to file a registration statement within 30 days following the Closing Date and will cause the registration statement to be declared effective within 90 days of the Closing Date (120 days in the event the SEC reviews the registration statement).

On May 5, 2011, the Company entered into an engagement agreement (the “Engagement Agreement”) with Rodman & Renshaw, LLC to act as our exclusive placement agent (the “Placement Agent”) in connection with the Offering.  Pursuant to the terms of the Engagement Agreement, for the Placement Agent’s services, the Placement Agent received from the Company: (i) cash commissions equal to 7% of the gross proceeds received by the Company; and (ii) warrants to purchase such number of securities equal to 7% of the Purchased Shares (the “Agent Warrants”). The Company also agreed to compensate the Placement Agent for all of its reasonable expenses in connection with the Offering, but in no event greater than $25,000.

Copies of the Securities Purchase Agreement, Form of Series A Warrant, Form of Series B Warrant, Form of Series C Warrant, Registration Rights Agreement and Engagement Agreement are incorporated herein as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 3.02. The Purchased Share, the Warrants and the Agent Warrants were issued in reliance on exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 of Regulation D promulgated under the Act.  These transactions qualified for exemption from registration because among other things, the transactions did not involve a public offering, each Investor was an accredited investor and/or qualified institutional buyer, each Investor had access to information about the Company and their investment, each Investor took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 7.01 Regulation FD Disclosure.

On May 18, 2011, we issued a press release entitled “PeopleString Corporation Announces $1.2 Million Private Placement.”  A copy of the press release is furnished herewith as Exhibit 99.1.

On May 16, 2011, we issued a press release entitled “PeopleString Introduces Free Social Coupon for Small Businesses.”  A copy of the press release is furnished herewith as Exhibit 99.2.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

Item 9.01Financial Statement and Exhibits.

(d)  Exhibits

Exhibit Number	Description

10.1	Securities Purchase Agreement.

10.2	Form of Series A Warrant.

10.3	Form of Series B Warrant.

10.4	Form of Series C Warrant.

10.5	Registration Rights Agreement.

10.6	Engagement Agreement.

99.1	Press Release entitled “PeopleString Corporation Announces $1.2 Million Private Placement” dated May 18, 2011.

99.2	Press Release entitled “PeopleString Introduces Free Social Coupon Platform for Small Businesses” dated May 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLESTRING CORPORATION

Date: May 24, 2011	By:	/s/ Darin M. Myman
Darin M. Myman
President and Chief Executive Officer